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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                            PENNZOIL PRODUCTS COMPANY
                 (BEING RENAMED "PENNZOIL-QUAKER STATE COMPANY")
             (Exact name of registrant as specified in its charter)

             DELAWARE                                    76-0200625
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


      PENNZOIL PLACE, P.O. BOX 2967
            HOUSTON, TEXAS                             77252-2967
 (Address of principal executive offices)               (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                                 Name of each exchange on which
  Title of each class to be so registered        each class is to be registered
  ---------------------------------------        ------------------------------
  COMMON STOCK, PAR VALUE $.10 PER SHARE             PACIFIC EXCHANGE, INC.


         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to
General Instruction A.(c), check the following box.    [X]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to
General Instruction A.(d), check the following box.    [ ]

         Securities Act registration statement file number to which this form
relates:   (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (title of class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Pennzoil Products Company (being renamed "Pennzoil-Quaker State Company"), a Delaware corporation (the "Company"), is registering its common stock, par value $.10 per share (the "Common Stock"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the listing of such Common Stock on the Pacific Exchange.

         The description of the Common Stock contained in Amendment No. 1 to the Company's Registration Statement on Form 10/A, filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act (File No. 001-14501), is incorporated in this Registration Statement on Form 8-A by reference and shall be deemed to be a part hereof.

ITEM 2.  EXHIBITS

         No exhibits are filed as part of this Registration Statement on Form 8-A.






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                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            PENNZOIL PRODUCTS COMPANY



Date: December 7, 1998                      By: /s/ LINDA F. CONDIT
                                                -------------------------------
                                                Linda F. Condit
                                                Vice President and Secretary